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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-_____) and in the related Prospectus of our report, dated March 3, 2000 except for Note 11, dated April 3, 2000, with respect to the consolidated financial statements and schedule of N-Viro International Corporation, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 1999


                          /s/ HAUSSER + TAYLOR, LLP
                          ----------------------------
                          HAUSSER + TAYLOR, LLP




Cleveland, Ohio
May 8, 2000